MUTUAL RELEASE

This Mutual Release (the “Release”) is made and entered into as of this __ day of November, 2010, by and among Penn Octane Corporation (“POCC”), on the one hand, and Rio Vista Energy Partners, L.P. (“RVEP”) and Rio Vista GP, LLC, the general partner of RVEP (“RVGP” and together with RVEP, the “Rio Vista Parties”), on the other hand.

RECITALS

A.          POCC and RVEP are parties to that certain Securities Purchase and Sale Agreement with Central Energy, LP (as successor by assignment to Central Energy, LLC) (“Buyer”) dated as of May 25, 2010 and subsequently amended as of July 1, 2010, July 8, 2010, July 21, 2010 and November 17, 2010 (as amended, the “Purchase Agreement”) pursuant to which, inter alia, (i) Buyer agreed to purchase certain Common Units of RVEP from RVEP (the “Common Units”) and all of the membership interests in RVGP (the “RVGP Units”) from POCC and (ii) RVEP agreed to pay from the proceeds from such sale of Common Units, $1.2 million to POCC (the “POCC Payment”) in full satisfaction of all amounts owing to POCC as of the Closing (as defined in the Purchase Agreement), including under that certain promissory note issued by RVEP in favor of POCC dated as of [____________] (the “POCC Note”).

B.           Immediately prior to the Closing, POCC held 75% of the RVGP Units and The Richter Living Trust (the “Richter Trust”) held 25% of the RVGP Units.  Pursuant to that certain Confidential Settlement Agreement and General Release of Claims dated as of March 30, 2010 by and among POCC, RVEP, Jerome B. Richter (“Richter”), Jerome B. Richter Capital Resources, Inc. (“JBR”) and The Richter Trust (together with Richter and JBR, the “JBR Parties”), as modified by an Addendum thereto dated as of November 17, 2010, the Richter Trust agreed to transfer to POCC for no consideration, the RVGP Units held by the Richter Trust upon receipt of payment by Richter of $575,000 in full satisfaction of all amounts owing to the JBR Parties (the “Richter Settlement Payment”).

C.           Pursuant to the Purchase Agreement, at the Closing, (i) Buyer purchased Common Units from RVEP, (ii) RVEP made the POCC Payment, (iii) POCC paid Richter the Richter Settlement Payment, (iv) the Richter Trust transferred its RVGP Units to POCC, and (iv) Buyer purchased from POCC all of the RVGP Units.

D.          The Rio Vista Parties desire to release POCC, and POCC desires to release the Rio Vista Parties, from any and all liabilities and claims against the other arising prior to the date hereof and through and including the date of this Release, including without limitation, with respect to the POCC Note and any other obligations (monetary or otherwise) owing by POCC or any Rio Vista Party to the other (other than as set forth in the Purchase Agreement and related documentation dated as of the date of this Release and contemplated thereby), all on the terms and subject to the conditions contained herein.

AGREEMENT

In consideration of the premises hereinabove and covenants hereinafter contained, it is agreed by and between the parties hereto as follows:

1.           Mutual Release.  The Rio Vista Parties and each of its respective officers, directors, employees, members, managers, representatives, agents, affiliates, successors, assigns, family members and heirs (the “Rio Vista Releasing Parties”), on the one hand, and POCC and its officers, directors, employees, members, managers, representatives, agents, affiliates, successors, assigns, family members and heirs (the “POCC Parties”), on the other hand, each releases and absolutely discharges the other from any and all claims, demands, damages, judgments, liens, losses, debts, liabilities, accounts, reckonings, covenants, contracts, agreements, promises, sums of money, obligations, attorneys' fees, costs, expenses, liens, actions, suits, dues, and causes of action of every kind and nature, known or unknown, matured or unmatured, absolute or contingent (the “Claims”), which any of the Rio Vista Releasing Parties, on one hand, or any of the POCC Parties, on the other hand, now have, have had at any time in the past, or may hereafter have or acquire against the other for any reason or event occurring at any time from the beginning of the world until the time of the execution of this Release (other than in connection with the enforcement of the terms of this Release, the Purchase Agreement and related agreements and instruments entered into in connection therewith), including, without limitation, with respect to the POCC Note.

2.           No Rescission Right.  Each of the parties hereto further agrees and acknowledges that the facts in respect to which it has executed this Release and which it now knows or believes to be true, may in fact be or may subsequently be discovered by it to have been different from the facts now known or believed by it to be true; and each party hereby accepts the risk and possibility that such may be the case, and agrees that this Release shall not be subject to rescission, cancellation, avoidance, or modification by reason of any difference in facts.

3.           Choice of Law.  This Release shall be construed and interpreted under and according to the laws of the State of New York.  In the event any provisions of this Release are held by a court or tribunal of competent jurisdiction to be unenforceable, the remaining provisions of this Release shall remain in full force and effect; provided that the release by the Rio Vista Releasing Parties shall not be enforceable if the release by the POCC Parties, and vice versa.

4.           Assigns.  This Release is and shall be binding upon and shall inure to the benefit of the predecessors, successors, subsidiaries, affiliates, representatives, assigns, directors, officers, attorneys or employees of each of the parties.

5.           Entire Agreement.  This Release constitutes the entire agreement between the parties with regard to the subject matter hereof, there being no oral, collateral, or supplemental agreement concerning the subject matter hereof and supercedes all prior or contemporaneous agreements and understandings pertaining thereto.  This Release may not be altered, amended, modified or otherwise changed in any respect or particular, as to any party, except by a writing duly executed by each party affected thereby.

6.           Representations of the Parties.  Each of the parties hereto represents and warrants to each other party hereto that: (i) he or it has not assigned to anyone any of the rights, claims or causes of action that arose or could have arisen out of the prior relationship between the POCC Parties and the Rio Vista Releasing Parties including, without limitation, any of the rights, claims, or causes of action arising under the POCC Note; and (ii) the execution of this Release has been duly authorized by requisite corporate or partnership or limited liability company actions, and that each of the persons executing this Release on behalf of the respective parties hereto, is, likewise, duly authorized to do so.

7.           No Admission of Liability or Fault.  Each party acknowledges and agrees that this Release does not, in any manner, constitute an admission of liability or fault whatsoever by any party and that this Release is made solely for the purpose of settling any and all obligations owed or arising between the parties finally and completely.

8.           Counterparts; Effectiveness.  This Release may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.  A faxed or PDF signature shall have the same force and effect as an original signature.  This Release shall not be binding or enforceable until executed and delivered by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Mutual Release is executed by the parties hereto as of the day and year first above written.

PENN OCTANE CORPORATION

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President

RIO VISTA ENERGY PARTNER, L.P.

By: Rio Vista GP, LLC, its General Partner

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President

RIO VISTA GP, LLC

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President